------------------------------------------------------------------------------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):   February 3, 2005
                                                    (January 28, 2005)


--------------------------------------------------------------------------------
                          Altair Nanotechnologies Inc.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Canada                        1-12497                       33-1084375
------------------           ---------------------           -------------------
 (State or other             (Commission File No.)              (IRS Employer
   jurisdiction                                              Identification No.)
of incorporation)

                                 204 Edison Way
                               Reno, Nevada 89502
         -------------------------------------------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (775) 858-3750

               -------------------------------------------------
                   (Former Name, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the
following   provisions  (see  General   Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

------------------------------------------------------------------------------

Item 1.01 Entry into a Material Definitive Agreement.

         On January 28, 2005, Altair Nanotechnologies Inc. and its wholly-owned subsidiary Altair Nanomaterials Inc. (together, the "Company") entered into a License Agreement (the "License Agreement") with Spectrum Pharmaceuticals, Inc. ("Spectrum"). Under the License Agreement, the Company grants Spectrum the exclusive worldwide rights to develop, market and sell RenaZorb(TM), a potential drug candidate for patients with kidney disease, for human therapeutic and diagnostic applications. The License Agreement also sets forth the rights and obligations of the parties with respect to the future development, testing and supply of RenaZorb(TM), the pursuit of regulatory approval for RenaZorb(TM) and rights with respect to intellectual property arising from that process, as well as terms related to termination, dispute resolution, indemnification and other standard matters.

         In consideration of the license grant, Spectrum agreed to issue to the Company 100,000 restricted shares of Spectrum common stock and purchased from the Company 38,314 shares of common stock of Altair Nanotechnologies Inc. at a purchase price of $5.22 per share, representing a 100% premium over the current market price, as defined in the License Agreement. In addition, Spectrum has agreed to issue to the Company an additional 100,000 restricted shares of Spectrum common stock upon the receipt of successful animal test results meeting certain specifications, with such results expected to be generated in the first six months of this year. Without considering discounts associated with the purchase and sale of common stock and possible fluctuations in the value of Spectrum common stock, the approximate value of this consideration expected to be received in the first year is $1.3 million.

         Additional, contingent consideration under the license agreement may include the following:

         o purchases of a specified dollar amount of common stock of the Company at a premium above market price upon the reaching of various milestones representing progress in the testing and obtaining of regulatory approval for RenaZorb(TM);
         o milestone payments upon obtaining approval to market RenaZorb(TM) from the FDA and similar regulatory agencies in Europe and Japan;
         o milestone payments as certain annual net sales targets are reached;
         o royalty payments based upon a percentage of net revenue from sales of RenaZorb(TM) in each country (subject to adjustment for combined products and in other circumstances) as long as patents applicable to that country remain valid; and
         o technology usage payments thereafter until generic competition emerges.

In addition, the Company may receive manufacturing revenue if, in connection with a right of first negotiation and related rights, it obtains the right to supply RenaZorb(TM) to Spectrum. Assuming the testing, development and regulatory approvals of RenaZorb(TM) proceed at the rate reasonably expected by the Company, the aggregate value of all the first year payments and all potential stock premiums, milestone payments and other payments to the Company over the first 5-7 years of the License Agreement could reasonably range between $9 million and $14 million. Assuming a drug containing Renazorb(TM) receives timely regulatory approval, the market for phosphate controlling drugs continues to grow at projected rates, and the product becomes a leader in the market place, the total revenues to the Company over the life of the License Agreement could exceed $100 million.

         The term of the License Agreement expires on a country-by-country basis upon the expiration of related patents and introduction of generic competition, but may be terminated earlier by Spectrum without cause upon 60 days prior notice or by either party if the other party fails to cure a material breach within 120 days of notices. Spectrum's rights with respect to RenaZorb(TM) terminate if the License Agreement is terminated by Spectrum without cause or by the Company for specified breach; in other circumstances, Spectrum retains certain long-term rights with respect to RenaZorb(TM), as set forth in the License Agreement.

         Because most of the potential compensation under the License Agreement is in the form of milestone payments and royalties, the value of the License Agreement to the Company will be significant only if, among other contingencies, each of the following events occurs:

         o Future laboratory, animal and human testing indicate that products containing RenaZorb(TM) are safe and effective;
         o Spectrum obtains approval on a timely basis to market RenaZorb(TM) products from the FDA and comparable regulatory agencies throughout the world;
         o All key patent applications related to RenaZorb(TM) are granted and not subsequently invalidated; o RenaZorb(TM) becomes one of the leading phosphate binding drug in the United States and other parts of the world; and
         o the market for phosphate binding drugs continues to grow at expected rates in the United States and other parts of the world.

In addition, if all such events do occur, the value of RenaZorb(TM) of the License Agreement could be adversely effected by subsequent events, such as the development of a cure for kidney diseases that RenaZorb(TM) could be used to treat, the introduction of a superior drug or technology, the subsequent discovery of serious side affects of prolonged use of RenaZorb(TM) products or similar events. If any of the risks identified above are realized (or if any of the key events identified above were not to occur), the value of the License
Agreement to the Company would be limited and be significantly less than potential amounts projected.

         A copy of the License Agreement is attached hereto as Exhibit 99.1. The summary of terms set forth above is qualified by this reference to the definitive terms of the License Agreement.

Item 3.02 Unregistered Sales of Equity Securities

As part of the License Agreement described in Item 1.01 above, the Company has agreed to issue, and Spectrum agreed to purchase, an aggregate of 38,314 shares of common stock and a purchase price of $5.22 per share, or $200,000 in the aggregate. Such shares of common stock were offered and sold in reliance upon the exemption for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and Rule 506 promulgated under the Securities Act based upon the following: (a) Spectrum represented and warranted to the Company that it is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education, and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering, and Spectrum represented and warranted that it is acquiring the securities for its own account and not with an intent to distribute such securities; (c) Spectrum was provided with a copy of the most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K of the Company and all other information requested by it with respect to the Company, (d) Spectrum acknowledged that all securities being purchased are "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered with the SEC under the Securities Act or exempt from registration under the Securities Act; and (e) a legend will be placed on the certificates and other documents representing each such security stating that they are restricted and can only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 7.01 Regulation FD Disclosure

On January 31, 2005, the Company issued a press release announcing License Agreement described in Item 1.01 above. The full text of the press release press release is furnished herewith as Exhibit 99.2.

The  information in Item 7.07  (including the exhibit) is furnished  pursuant to
Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

99.1 License Agreement dated January 28, 2005 with Spectrum Pharmaceuticals, Inc. [Portions of this Exhibit have been omitted pursuant to Rule 24b-2, are filed separately with the SEC and are subject to a confidential treatment request. ]

99.2     Press Release issued by the Company dated January 31, 2005.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Altair Nanotechnologies Inc.


      February 3, 2005            By:       /s/ Edward Dickinson
--------------------------           -----------------------------------------
         Date                        Edward Dickinson, Chief Financial Officer